                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Burlington Resources Inc. on Form S-8 (Registration Nos. 33-22493, 33-25807, 33-26024 (as amended in Registration No. 2-97533), 33-33626 and 33-46518) and on
Form S-3 (Registration Nos. 33-47154 and 33-50077) of our reports dated January 12, 1994, on our audits of the consolidated financial statements and financial statement schedules of Burlington Resources Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which reports are included in this 1993 Annual Report on Form 10-K.

COOPERS & LYBRAND

Houston, Texas
February 10, 1994